Exhibit 5.1

[Letterhead of Hogan Lovells US LLP]

June 11, 2010

Board of Trustees

Public Storage

701 Western Avenue

Glendale, CA 91201

Ladies and Gentlemen:

We are acting as counsel to Public Storage, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of the following securities of the Company: (i) common shares of beneficial interest, par value $0.10 per share (the “Common Shares”), (ii) preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”), (iii) equity shares of beneficial interest, par value $0.01 per share (“Equity Shares”), (iv) depositary shares representing interests in Preferred Shares or Equity Shares (the “Depositary Shares”), (v) warrants to purchase Common Shares, Preferred Shares, Equity Shares or Debt Securities, as defined below (the “Warrants”), (vi) debt securities (“Debt Securities”), and (vii) units consisting of any combination of one or more of the securities described in the prospectus forming a part of the Registration Statement (the “Base Prospectus”), and which may include debt obligations of third parties, such as U.S. Treasury securities (the “Units” and, together with the Common Shares, Preferred Shares, Equity Shares, Depositary Shares, Warrants and Debt Securities, the “Securities”), all of which may be offered and sold by the Company from time to time on a delayed or continuous basis as set forth in the Base Prospectus, and as may be set forth in one or more supplements to such Base Prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied upon. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of trustees of the Company or a duly authorized committee of such board (“Board Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s articles of amendment and restatement of declaration of trust and bylaws and applicable Maryland law in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of the offer, issuance and sale of any Securities, the Registration Statement will have become effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture with a qualified trustee named therein; (iv) the applicable indenture under which any Debt Securities are issued will have been qualified under the Trust Indenture Act of 1939, as amended; (v) prior to any issuance of any Preferred Shares, Equity Shares or Depositary Shares, appropriate articles supplementary shall be filed for recordation with the Maryland State Department of Assessments and

Board of Trustees

June 11, 2010

Taxation; (vi) any Depositary Shares will be issued under the master deposit agreement filed as an exhibit to the Registration Statement (the “Deposit Agreement”); (vii) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution or other party identified therein as warrant agent, for which the governing law shall be the laws of the State of New York; (viii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as a unit agent, for which the governing law shall be the laws of the State of New York; (ix) if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor and in accordance with terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (x) the Securities will not be issued in violation of the ownership limit contained in the Company’s articles of amendment and restatement of declaration of trust, and (xi) the Company will remain a Maryland real estate investment trust.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the applicable indenture for any Debt Securities, under the warrant agreement for any Warrants, under the Deposit Agreement for any Depositary Shares and under the unit agreement for any Units, namely, the applicable trustee, the warrant agent, the depositary or the unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement, Deposit Agreement or unit agreement, as applicable; that such indenture, warrant agreement, Deposit Agreement or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement, Deposit Agreement or unit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement, Deposit Agreement or unit agreement, as applicable.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a), (b) and (c), Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the “Maryland REIT Law”), and applicable provisions of the Maryland General Corporation Law, as amended (the “MGCL”), and (ii) as to the opinions given in paragraphs (d), (e), (f) and (g), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules or regulations may have on the opinions expressed herein). As used herein, the terms “Maryland REIT Law” and “MGCL” include the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Common Shares (including any Common Shares that are duly issued upon the exchange or conversion of Debt Securities, Preferred Shares or Equity Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon receipt by the Company of the consideration for the Common Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.

Board of Trustees

June 11, 2010

(b) The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Preferred Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.

(c) The Equity Shares (including any Equity Shares represented by Depositary Shares or that are duly issued upon the exercise of Warrants and, if applicable, receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Equity Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.

(d) The depositary receipts evidencing the Depositary Shares, upon due issuance against a deposit of duly authorized and validly issued Preferred Shares or Equity Shares in accordance with the Deposit Agreement, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and Deposit Agreement.

(e) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company against payment therefor, will constitute valid and binding obligations of the Company.

(f) The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants or Purchase Contracts), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the applicable trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the applicable indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(g) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying Debt Securities and/or Warrants that are components of such Units in accordance with the applicable unit agreement and the applicable indenture (in the case of underlying Debt Securities), and/or warrant agreement (in the case of underlying Warrants), and assuming that any underlying Securities not issued by the Company that are components of such Units have been duly and properly authorized for issuance and constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company.

The opinions expressed in paragraphs (d), (e), (f) and (g) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Board of Trustees

June 11, 2010

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ HOGAN LOVELLS US LLP